AMENDMENT NO. 3
                                                        TO
                                                 CREDIT AGREEMENT

         Amendment No. 3, dated February 22, 2000 (the "Amendment"), to Credit Agreement dated June 30, 1998 (as amended, the "Agreement") by and between AeroCentury Corp., a Delaware corporation ("AeroCentury"), the banking institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to ss.10.4 hereof (collectively the "Banks" and individually a "Bank") and FIRST UNION NATIONAL BANK, a national banking association, as agent for the Banks under the Agreement ("First Union" which shall mean in its capacity as agent unless specifically stated otherwise). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.


                              Preliminary Statement

         WHEREAS, First Union and AeroCentury, together with the other Banks, desire to amend the Agreement to increase the Aggregate Revolving Loan Commitment to $35,000,000.

         NOW,   THEREFORE,   in  consideration  of  the  premises  and  promises
hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Amended and Restated Exhibit A to Agreement. Exhibit A to the Agreement shall be and is hereby amended and restated in its entirety as attached hereto.

         2. Amended and Restated Schedule 1 to Agreement. Schedule 1 to the Agreement shall be and is hereby amended and restated in its entirety as attached hereto.

         3. Conditions Precedent. Simultaneous with the execution and delivery of this Amendment, AeroCentury shall provide to each Bank all items referred to
Section 4.1(b) of the Agreement to the extent not heretofore provided to each Bank, including but not limited to the execution and delivery to California Bank & Trust and Sanwa Bank California of amended and restated Revolving Credit Notes in the principal amount of $10,000,000 and execution and delivery to First Union National Bank of an amended and restated Revolving Credit Note in the principal amount of $15,000,000. Further, AeroCentury shall provide to each Bank (a) a Secretary's Certificate dated the date of this Amendment certifying and attaching copies of its Articles of Incorporation and Bylaws as currently in effect, evidence of corporate authorization of this Amendment and the Agreement as amended, and the signatures of the officer or officers authorized to execute and deliver this Amendment and the Notes to California Bank & Trust and Sanwa Bank California, (b) good standing certificates for AeroCentury Corp. in California and Delaware, (c) the legal opinion of Christopher B. Tigno, Esq., General Counsel to AeroCentury, in form and substance satisfactory to each Bank, and (d) such other documents and agreements as any Bank shall reasonably request.

         4. Representations and Warranties. AeroCentury hereby restates the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on this date.

         5. Covenants. AeroCentury hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement (including this amendment), including but not limited to Articles 5 and 6 thereof, on and as of the date hereof.

         6. Affirmation. AeroCentury hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

         7. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

         8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                                AEROCENTURY CORP.




                                By ______________________________



                                FIRST UNION NATIONAL BANK



                                By ______________________________
                                        Helen Wessling
                                        Vice President



                                CALIFORNIA BANK & TRUST



                                By ______________________________
                                        Thomas C. Paton, Jr.
                                        Vice President & Senior
                                        Relationship Manager

                                        SANWA BANK CALIFORNIA

                                        By ______________________________
                                                 J. Michael Sullivan
                                                  Vice President

                                 EXHIBIT A

                       BANKS' COMMITMENTS AND PERCENTAGES

         Bank                                        Commitment                  Percentage


First Union National Bank                   $15,000,000                          42.86%
Asset Securitization Division
PA4831
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 786-8304

California Bank & Trust                     $10,000,000                         28.57%
San Francisco Regional Corporate Banking
465 California Street, First Floor
San Francisco, CA  94104
FAX: (415) 875-1456

Sanwa Bank California                        $10,000,000                         28.57%
444 Market Street, 23rd Floor
San Francisco, CA 94111
FAX No. (415) 597-5435

                               DISCLOSURE SCHEDULE

Section 3.2  Stock Ownership

  AeroCentury Corp.: Principal Stockholders

         Class             Total Authorized          Total Issued

Common                      3,000,000                           1,606,557

Preferred Stock            2,000,000                                 -0-
         Series A            100,000                                 -0-
         undesignated       1,900,000                                -0-

In connection with the adoption of a shareholders rights plan, AeroCentury issued rights to its shareholders as of April 23, 1998, entitling each such shareholder the right to purchase 1/100th of a share of Series A Preferred Stock for each share of Common Stock held by the shareholder.

Of the 1,606,557 shares outstanding, 63,300 are held as treasury stock by AeroCentury, representing shares repurchased by AeroCentury pursuant to its stock repurchase plan.

Principal Shareholders

To AeroCentury's best knowledge, the only shareholders of AeroCentury that hold 5% or more of the Common Stock of AeroCentury:

         Holder                     Shares                    Percent

JetFleet Holding Corp.              199,267                   12.9%

Pine Capital Management,            183,300                   11.8%
Incorporated/Hofer & Arnett

Section 3.3 Litigation

None

Section 3.5 Material Adverse Changes

None

Section 3.7 Taxes

None

Section 3.12 Subsidiaries

AeroCentury holds the entire membership interest of AeroCentury Investments LLC, a Delaware limited liability company (the "LLC"). The LLC owns two Fokker-50 aircraft on lease to Air Nostrum. The acquisition was financed through seller financing, which financing was non recourse to AeroCentury Corp.

Section 3.13 Liens

None